SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 1, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 8.01:     Other Events
At the May 24, 2007 meeting of the Board of Directors of Yadkin Valley Financial Corporation (NASDAQ Global Select Market: YAVY), the Board approved a plan to purchase up to 100,000 shares of its common stock. This is the second repurchase plan approved by the Board since its inception in 2006.
Currently, Yadkin Valley Financial Corporation’s primary activity is to hold the stock of Yadkin Valley Bank. Yadkin Valley Bank, a community bank headquartered in Elkin, North Carolina, serves customers from twenty-four full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices are located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), and East Bend, Jonesville and Yadkinville (Yadkin County) and Pfafftown (Forsyth County) under the Yadkin Valley Bank name. The offices in Mooresville and Statesville (Iredell County) and Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank.” Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank.” A loan production office located in Wilmington, NC is operated under the Yadkin Valley Bank name. Sidus Financial, LLC, a wholly owned subsidiary with headquarters in Greenville, North Carolina, provides mortgage banking services to customers in North Carolina, South Carolina, Virginia, Alabama, Arkansas, Delaware, Florida, Georgia, Kentucky, Louisiana, Maryland, Mississippi, Tennessee, and West Virginia.
Item 9.01:     Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	June 1, 2007